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                                                                    EXHIBIT 5.02

                      [Letterhead of Day, Berry & Howard]

                                        December 15, 1995


MBIA Inc.
113 King Street
Armonk, New York 10504

Re:   MBIA Inc.
      Registration Statement on Form S-3
      Registration No. 33-64861
      _________________________

Dear Ladies and Gentlemen:

      We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the "Company"), as to certain matters of Connecticut law in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above referenced Registration Statement on Form S-3, as amended (the "Registration Statement") and the prospectus included therein (the "Prospectus"), relating to the proposed issuance by the Company of $75,000,000 aggregate principal amount of Debentures due __________, 2025 (the "Debentures") on terms to be determined at the time of offering. The Debentures will be issued under an Indenture, dated as of August 1, 1990 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee.

      We have examined the Company's Certificate of Incorporation and By-Laws, both as amended and restated to date, records of the corporate proceedings of the Board of Directors of the Company with respect to the Debentures, the Registration Statement and the offering contemplated thereby and such other documents, and have made such examination of law, as we have deemed relevant and necessary in order to render our opinion.

      We have also examined and relied upon the form of the Indenture incorporated by reference as Exhibit 4.01 to the Registration Statement, the governing law of which is expressly stated to be that of the State of New York. For purposes of the opinion set forth below, we have assumed that the Indenture constitutes, and the Debentures, when duly
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MBIA Inc.
December 15, 1995
Page 2

issued, will constitute, legal, valid and binding obligations of the Company under the laws of the State of New York (as to which we express no opinion). Our opinion assumes that the Indenture will remain in substantially the form incorporated by reference as Exhibit 4.01 to the Registration Statement.

        In rendering the opinion set forth below, we have assumed the corporate authority of the Trustee to enter into and perform the Indenture and the due authorization, execution and delivery of the Indenture by the Trustee.

        Based on and subject to the foregoing, we are of the opinion that when
(a) the terms, issuance, execution and delivery by the Company of the Debentures have been duly authorized by all necessary corporate action of the Company and as contemplated by the Indenture and (b) the Debentures have been duly executed and delivered by the Company, authenticated by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus and the Indenture, and assuming that the terms of the Debentures are in compliance with the Indenture, the Debentures will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) enforcement of the Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) enforceability of the Debentures may be limited by general principles of equity.

        Our opinion expressed above is limited to the laws of the State of Connecticut.

        Messrs. Debevoise and Plimpton and Messrs. Simpson Thacher & Bartlett may rely upon this opinion as though it were addressed to them on the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                            /s/ Day, Berry & Howard